Exhibit 99.1

PRESS RELEASE

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2009
SECOND QUARTER RESULTS
HOUSTON — MAY 6, 2009 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2009 second quarter ended March 31, 2009.
     Revenues for the second quarter of fiscal 2009 were $164.1 million compared to revenues of $160.3 million for the second quarter of fiscal 2008. Net income for the second quarter was $8.9 million, or $0.77 per diluted share, compared to net income of $6.0 million, or $0.53 per diluted share, in the second quarter of fiscal 2008.
     Patrick L. McDonald, President and Chief Executive Officer, stated, “We are pleased with our second quarter results, which demonstrate the benefits from improvements we have made in our operational process execution. Through these efforts, we have been able to strengthen our cash flow and our balance sheet. In addition, we continue to deliver a solid value proposition to our customers through our ability to be agile and responsive in both design solutions and project management.
     “Our focus remains on new market opportunities for Powell, as well as leveraging our strength in the packaging of systems and solutions. Current economic conditions have impacted our short-term opportunities as customers re-evaluate their capital projects. However, our long-term prospects continue to be bright as the world will need more energy in the future and Powell will play a significant role in helping our customers deliver it to the marketplace.”
     The Company’s backlog as of March 31, 2009 was $486 million compared to $509 million as of December 31, 2008 and compared to $537 million at the end of last year’s second quarter. New orders placed during the second quarter of fiscal 2009 totaled $154 million compared to $172 million in the first quarter of fiscal 2009 and compared to $196 million in the second quarter of fiscal 2008.
YEAR-TO-DATE RESULTS
     Revenues for the first six months of fiscal 2009 were $334.6 million compared to revenues of $307.5 million for the first half of fiscal 2008. Net income for the first six months was $16.7 million, or $1.45 per diluted share, compared to net income of $9.6 million, or $0.84 per diluted share, in the comparable period of fiscal 2008.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking, and actual results may differ materially as further elaborated in the last paragraph below.
     Based on its backlog and current business conditions, Powell Industries now expects full year fiscal 2009 revenues to range between $670 million and $695 million and full year fiscal 2009 earnings to range between $2.60 and $2.85 per diluted share.
CONFERENCE CALL
     Powell Industries has scheduled a conference call for Wednesday, May 6, 2009 at 11:00 a.m. eastern time. To participate in the conference call, dial 480-629-9725 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 13, 2009. To access the replay, dial 303-590-3030 using a passcode of 4062303#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.
     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
(In thousands, except per share data)	(Unaudited)		(Unaudited)
Revenues	$164,099	$160,333	$334,588	$307,454

Cost of goods sold	130,255	129,641	266,242	250,067

Gross profit	33,844	30,692	68,346	57,387

Selling, general and administrative expenses	20,323	20,961	41,884	41,072

Income before interest, income taxes and minority interest	13,521	9,731	26,462	16,315

Interest expense	262	771	734	1,636

Interest income	(3)	(86)	(60)	(201)

Income before income taxes and minority interest	13,262	9,046	25,788	14,880

Income tax provision	4,655	3,236	9,052	5,365

Minority interest in net income (loss)	(245)	(219)	31	(100)

Net income	$8,852	$6,029	$16,705	$9,615

Net earnings per common share:

Basic	$0.78	$0.54	$1.46	$0.86

Diluted	$0.77	$0.53	$1.45	$0.84

Weighted average shares:

Basic	11,413	11,232	11,413	11,194

Diluted	11,495	11,416	11,487	11,398

SELECTED FINANCIAL DATA:

Capital Expenditures	$1,016	$784	$2,981	$1,530

Depreciation and amortization	$2,707	$3,055	$5,502	$5,952

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2009	2008
(In thousands)	(Unaudited)
Assets:

Current assets	$307,314	$303,435

Property, plant and equipment (net)	58,884	61,546

Other assets	30,252	32,653

Total assets	$396,450	$397,634

Liabilities & stockholders’ equity:

Current liabilities	$165,323	$152,736

Long-term debt and capital lease obligations, net of current maturities	8,211	33,944

Deferred and other long-term liabilities	3,774	3,832

Stockholders’ equity and minority interest	219,142	207,122

Total liabilities and stockholders’ equity	$396,450	$397,634

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

	Three Months Ended		Six Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
(In thousands)	(Unaudited)		(Unaudited)
Revenues:
Electrical Power Products	$158,291	$154,094	$322,201	$295,183
Process Control Systems	5,808	6,239	12,387	12,271

Total revenues	$164,099	$160,333	$334,588	$307,454

Income before income taxes and minority interest:

Electrical Power Products	$13,143	$8,425	$25,262	$14,039
Process Control Systems	119	621	526	841

Total income before income taxes and minority interest	$13,262	$9,046	$25,788	$14,880

	March 31,	September 30,
	2009	2008
(In thousands)	(Unaudited)
Identifiable tangible assets:

Electrical Power Products	$292,854	$342,105
Process Control Systems	7,032	8,734
Corporate	72,410	20,507

Total identifiable tangible assets	$372,296	$371,346

Backlog:

Electrical Power Products	$457,384	$493,025
Process Control Systems	29,096	25,535

Total backlog	$486,480	$518,560

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